Exhibit 99.1

Affiliate of UNICOM Systems, Inc. and GTSI Corp. Announce Completion of Merger

FOR IMMEDIATE RELEASE: June 21, 2012

GTSI Contact: Peter Whitfield

t: 703-502-2954

e: peter.whitfield@gtsi.com

UNICOM Contact: Russ Guzzo

t: 818-838-0606

e: russ.guzzo@unicomglobal.com

Affiliate of UNICOM Systems, Inc. and GTSI Corp. Announce Completion of Merger

MISSION HILLS, CA and HERNDON, VA., June 21, 2012 - GTSI Corp. (NASDAQ: GTSI), a systems integration, solutions and services provider to government and UNICOM Systems, Inc. (“UNICOM”), a global information technology company and part of the UNICOM group of companies, today announced that that they have successfully completed the acquisition of GTSI by UNICOM SUB ONE, Inc. (“UNICOM SUB ONE”), an affiliate of UNICOM.

The offering period of the tender offer for all of the outstanding shares of common stock of GTSI by UNICOM SUB ONE, for $7.75 per share in cash, without interest and less any applicable withholding taxes, expired at 12:00 Midnight, New York City time, on Friday, June 15, 2012.

The depositary for the tender offer has advised that, as of the expiration time, 8,884,283 shares of GTSI common stock had been validly tendered and not withdrawn representing approximately 91.516% of the outstanding shares of GTSI. All such shares have been accepted for payment in accordance with the terms of the tender offer, including the shares that were tendered pursuant to notices of guaranteed delivery.

The merger of UNICOM SUB ONE with and into GTSI without a vote or meeting of GTSI’s stockholders was effected today, June 20, 2012. As a result of the merger, all outstanding shares of common stock of GTSI, other than shares held by UNICOM or its subsidiaries or shares held by GTSI’s stockholders who validly exercise appraisal rights under Delaware law, have been cancelled and converted into the right to receive a cash payment in an amount equal to the same $7.75 offer price per share that was paid in the offer, without interest and less any applicable withholding taxes. The American Stock Transfer & Trust Company, LLC, acting as the exchange agent for the merger, will mail to the remaining former stockholders of GTSI materials necessary to exchange their former GTSI shares for such payment.

As a result of the completion of the merger, GTSI became a privately-held company and trading of its common stock on the NASDAQ Global Market will be suspended after the close of trading on June 21, 2012. GTSI intends to deregister its common stock and to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the Securities and Exchange Commission.

About GTSI Corp.

GTSI (NASDAQ: GTSI) is a leading provider of technology solutions and professional services to federal, state and local governments. Founded in 1983, the company has helped meet the unique IT needs of more than 1,700 governmental agencies nationwide. GTSI professionals draw on their deep knowledge, strategic partnerships, customer service and more than 740 industry certifications to guide agencies in selecting the most cost-effective technology available. GTSI has extensive capabilities and past performance in software development, data center, networking, collaboration, security and cloud computing solutions. In addition, GTSI’s advanced engineering, integration, support and financial services - and broad portfolio of contracts - ease the planning, purchasing and deployment of solutions, and facilitates the management of mission-critical IT throughout the lifecycle. Headquartered in Herndon, VA., GTSI has approximately 450 employees. For more information visit the company’s website at www.gtsi.com.

About UNICOM Systems, Inc.

UNICOM Systems, Inc., a division of the UNICOM group of companies, is a global leader in providing innovative software and solutions for the enterprise computing community. Through over three decades of continued development and commitment, UNICOM has redefined the economics and quality of automation for its customers, delivering a new era of collaboration, data management, data-warehousing, outsourcing, integration, communications and commerce.

About The UNICOM® Group www.unicomglobal.com

The UNICOM Group consists of twenty (20) entities with offices in Los Angeles, Dallas, Boston, New Hampshire, New Jersey, Germany, France, UK, Italy, Spain, Belgium and Switzerland. UNICOM focuses on acquiring and integrating mature and growing mid-cap NASDAQ and London Stock Exchange AIM companies in the technology, financing, real estate, and business services. UNICOM offers deep in-house resources and flexible solutions to sellers worldwide, including privatization, core-products consolidation, IT assets alignments, management independence, integration matrix, and global business strategy.

For more information about the UNICOM® group of companies please go to

www.unicomglobal.com IBM mainframe systems products

www.macro4.com Document management solutions

www.softlanding.com IBM i software products

www.eden.com ITPowerPac solutions for Open Systems

www.illustro.com Internet enablement products

www.iet-solutions.com IT services management products

www.cics.com Outsourcing and corporate procurement

Forward Looking Statement

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” that involve a number of risks and uncertainties. All forward-looking statements are subject to certain risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. These risks and uncertainties include, but are not limited to, risks and uncertainties that are discussed in documents filed with the SEC by GTSI, including the solicitation/recommendation statement, as well as the tender offer documents that have been filed by UNICOM SUB ONE. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and neither GTSI nor UNICOM undertakes any obligation to update such forward-looking statements in the future except as required by law.